                                                                EXHIBIT 1.(5)(b)
                                                                   POLICY RIDERS
                                 [AMERITAS VARIABLE LIFE INSURANCE COMPANY LOGO]




                            DISABILITY BENEFIT RIDER

BENEFITS

While the Insured is totally disabled, the disability benefit amount will be applied as premium to the policy. The premium will be credited as of the last monthly activity date, prior to the approval date of the claim and will be credited annually thereafter, during continuance of total disability. In addition, while the Insured is totally disabled, the cost of insurance for this rider will not be deducted from the accumulation value.
All other monthly deductions will apply.

If total disability begins after the grace period, no benefits under this rider will be paid. If any portion of a disability benefit would affect the tax qualifications of this policy as described in Section 7702 of the Internal Revenue Code, as amended, the benefit payable will be reduced by that portion considered to be excess premium.

CONSIDERATION

This rider is issued in consideration of the application and payment of its cost of insurance. A copy of the application is attached to the policy. The cost of insurance for this rider is deducted from the accumulation value at the same time and in the same manner as the cost of insurance for the policy.

DEFINITIONS

DISABILITY BENEFIT: For purposes of this rider, the disability benefit is an amount shown on the schedule pages, selected by you on the application.

EFFECTIVE DATE: The effective date of all coverage under this rider shall be as follows:

1. The policy date shall be the effective date for all coverage provided in the original application.

2. For any rider issued after the policy date, the effective date shall be the date shown on a supplement to the schedule pages of the policy.

3. For any insurance that has been reinstated, the effective date shall be the monthly activity date on or next following the date we approve the reinstatement.

EXPIRATION DATE: This date is also shown in the schedule pages of the policy. It is the date on which this rider is no longer effective.

TOTAL DISABILITY: Total disability must begin after the effective date of this rider as shown in the schedule pages and before the policy anniversary nearest the Insured's 65th birthday. It must result from bodily injury which occurs or sickness which first manifests itself while this rider is in force.

Total Disability means:

1.       Total loss of the sight of both eyes. This loss must be irrecoverable;
         or

2. Total loss of the use of both hands, both feet, or one hand and one foot. This loss must be irrecoverable; or



DBR 4901

3. The incapacity of the Insured to engage in any substantial duties of his or her occupation for at least six consecutive months. (Substantial duties includes managerial or supervisory functions.)

         During the first 24 months of total disability, occupation means the usual work, employment, business or profession in which the Insured was engaged immediately before the date of disability. This includes attendance at school or college as a full-time student. After 24 months of total disability an Insured who is engaged in any occupation for remuneration or profit will not be considered totally disabled.

GENERAL PROVISIONS

NOTICE OF DISABILITY: To receive this benefit, written notice of claim must be received at the Home Office. It must be received: (a) while the Insured is living; (b) while the Insured is totally disabled; and (c) not later than 9 months after the Insured has become totally disabled.

If such notice is not furnished in the required time limit, the claim will not be accepted. But a late claim will be accepted if it can be shown that it was not reasonably possible to meet the requirements and that notice was given as soon as was reasonably possible. In no event, however, will the Insured receive any benefit under this rider for a period prior to one year before the date on which notice was received.

PROOF OF TOTAL DISABILITY: Approval of the initial notice of claim will be granted after we receive satisfactory written proof that the Insured is totally disabled. Proof must be presented at the Home Office: (a) while the Insured is living; (b) before total disability has ended or been interrupted; and (c) within 12 months after we receive the notice of total disability. Forms approved by us must be used.

Similar proof that the total disability is continuing may be required at reasonable intervals. After the Insured has been totally disabled for 2 years, we will only require proof once per year. If the Insured fails to furnish such proof, the disability benefit will cease.

DURATION OF BENEFITS: Upon approval of your claim, we will credit the disability benefit amount. We will start with the monthly anniversary date prior to the date disability began. However, we will not credit any amount for a period of more than 9 months before we receive written notice of disability unless it is shown that notice was given as soon as reasonably possible.

We will continue to credit the disability benefit amount while the Insured is totally disabled and the policy is in force until the rider anniversary following the Insured's 100th birthday. However, if disability begins on or after the rider anniversary after the Insured's 60th birthday, we will only credit payment:

1.       Until the rider anniversary following the Insured's 65th birthday; or

2.       For two years; if later.

INCONTESTABILITY: While the Insured is alive, the validity of this rider cannot be contested after it has been in force for a period of 2 years from the effective date of this rider.



DBR 4901

REINSTATEMENT: Coverage under this rider may be reinstated with the policy if no more than 3 years have passed since the date of termination. Reinstatement must occur before the expiration date of this rider. Such reinstatement may occur any time before the policy anniversary nearest the Insured's 65th birthday. The requirements for reinstatement are:

1.       Receipt of evidence of insurability satisfactory to us.

2. Payment of the minimum cost of insurance sufficient to keep this rider in force for 3 months.

EXCLUSIONS: The Insured will not be eligible for the disability benefit if the total disability on which the claim is based results from:

1. Self-inflicted bodily injury while sane or insane, other than accidental injury; or

2. War or any act of war, whether declared or not, regardless of whether the Insured is in the armed forces.

TERMINATION OF RIDER: This rider will automatically terminate on the earliest of these conditions:

1.       On the expiration date of this rider;

2. On the monthly activity date on or next following the date we receive your written request;

3.       On surrender of this rider to us; or

4.       On termination of the policy.

CHANGE OF POLICY: Once the disability benefit commences, you cannot change the specified amount of insurance (except for any increase(s) which result from exercising options under any Guaranteed Insurability Rider), the death benefit option, the mode of the planned periodic premium payments, or change the policy to another form of insurance.

NONPARTICIPATING:  This rider is nonparticipating.

COST OF INSURANCE DEDUCTIONS AFTER TERMINATION OF THIS RIDER: If, after this rider has terminated, we make a deduction from the accumulation value for the cost of insurance for this rider, our only obligation to you under this rider will be to return the cost of insurance deduction. No coverage is available after the termination date of this rider.

INCORPORATION OF POLICY PROVISIONS INTO RIDER: The provisions of the policy are hereby referred to and made a part of this rider unless otherwise specified in this rider. If the policy has been issued on a gender-neutral basis, this rider is also considered to be issued on a gender-neutral basis.

This rider has no cash or loan value.


                    AMERITAS VARIABLE LIFE INSURANCE COMPANY


/s/ Donald R. Stading                                   /s/ William J. Atherton

    Secretary                                                 President





DBR 4901

                       This page intentionally left blank.

                                 [AMERITAS VARIABLE LIFE INSURANCE COMPANY LOGO]






                               TERM COVERAGE RIDER

BENEFITS

Under the terms of this rider, we agree to pay the Rider Death Benefit to the beneficiary upon receipt of satisfactory proof of the death of the Insured. Death must occur while this rider is in force. Payment is subject to the provisions of the policy and this rider.

CONSIDERATION

This rider is issued in consideration of the application and the payment of its cost of insurance. A copy of the application is attached to the policy. The cost of insurance for this rider is deducted from the accumulation value at the same time and in the same manner as the cost of insurance for the policy.

DEFINITIONS

BENEFICIARY: The term "beneficiary" in this rider means the person named as the beneficiary under the policy.

INSURED: The term "Insured" in this rider means the person named as the Insured under the policy.

EFFECTIVE DATE: The effective date of coverage under this rider shall be the policy date of the policy. The effective date for reinstatement for any insurance coverage provided by this rider is subject to the reinstatement provisions of the policy.

EXPIRATION DATE: This date is shown in the schedule pages of the policy. It is the date on which this rider is no longer effective.

RIDER DEATH BENEFIT: This is the amount of death benefit provided by this rider. It is the difference between the amount of the Total Death Benefit and the death benefit provided under the policy. The amount of Rider Death Benefit can change daily. It may change to zero but it can never be less than zero. In other words, this rider will remain in effect until you request its termination subject to the provision Termination of Rider.

RIDER SPECIFIED AMOUNT OF INSURANCE: The Rider Specified Amount of Insurance is shown in the schedule pages of the policy. You may not increase this amount. After the first policy year, you may decrease this amount. However, you may not decrease the Rider Specified Amount of Insurance to less than $50,000.

TOTAL DEATH BENEFIT: The Total Death Benefit depends upon which death benefit option is in effect. If Option A is in effect, the Total Death Benefit is the greater of (1) the Total Specified Amount of Insurance, or (2) the Accumulation Value multiplied by the appropriate death benefit percentage (see the policy provision on Death Benefit). If Option B is in effect, the Total Death Benefit is the greater of (1) the Total Specified Amount of Insurance plus the Accumulation Value, or (2) the Accumulation Value multiplied by the appropriate death benefit percentage (see the policy provision on Death Benefit)




TCR 4901

TOTAL SPECIFIED AMOUNT OF INSURANCE: This is the specified amount of insurance provided under the policy plus the Rider Specified Amount of Insurance.

COST OF INSURANCE

The cost of insurance for this rider will be calculated each month. It is equal to the Rider Death Benefit on the monthly activity date multiplied by the monthly cost per $1000 of insurance divided by $1000. The Table of Maximum Annual Term Coverage Rider Cost of Insurance Rates is attached. The cost of insurance rates will not exceed the rates in this table plus an adjustment for any increased rating shown in the schedule pages of the policy.

We have the option of charging less than the maximum rates shown in the table. Each year, the current annual cost of insurance rate will be declared for the next policy year. This rate will be based on the Insured's issue age, gender, risk class and the policy duration. The rate will be adjusted for any rating factor shown in the schedule pages of the policy.

Any change in the current cost of insurance rates will apply to all Insureds of the same issue age, gender, and risk class and whose policies have been in effect for the same length of time.

TERMINATION OF RIDER

This rider will automatically terminate on the earliest of these conditions:

1.   On the expiration date of this rider.

2. On the monthly activity date on or next following the date we receive your written request. However, you may not terminate this rider within the first policy year.

3.   On termination of the policy.

GENERAL PROVISIONS

AMENDMENT TO POLICY: Item b. in Section 10.3 "Decreasing the Specified Amount" of the policy is amended. The specified amount in effect after any decrease may not be less than $50,000. However, once the Insured reaches attained age 100, the specified amount in effect after any decrease may not be less than $1,000.

REINSTATEMENT: This rider may be reinstated with the policy if the Insured is living and application is made within three years from the beginning of any grace period. Reinstatement must occur before the expiration date of this rider. The requirements for reinstatement are:

1.   Receipt of evidence satisfactory to us of insurability of the Insured.

2. Payment of the minimum cost of insurance sufficient to keep the rider in force for three months.

SUICIDE: If the Insured commits suicide while sane or insane, within two years from the effective date of this rider, we will limit the benefits of this rider. The limited benefits will equal the cost of insurance paid for this rider.



TCR 4901

INCONTESTABILITY: We cannot contest this rider after it has been in force during the Insured's life for two years from the rider effective date or from any reinstatement of this rider.

COST OF INSURANCE DEDUCTIONS AFTER TERMINATION OF THIS RIDER: If, after this rider has terminated, we make a deduction from the accumulation value for the cost of insurance for this rider, our only obligation to you under this rider will be to return the cost of insurance deduction. No coverage is available after the termination date of this rider.

INCORPORATION OF POLICY PROVISIONS INTO RIDER: The provisions of the policy are hereby referred to and made a part of this rider unless otherwise specified in this rider. If the policy has been issued on a gender-neutral basis, this rider is also considered to be issued on a gender-neutral basis.

This rider has no cash or loan value.

CONVERSION: This rider is not convertible to a permanent policy of life insurance.

NON-PARTICIPATING:  This rider is non-participating.


                    AMERITAS VARIABLE LIFE INSURANCE COMPANY




                              /s/ Donald R. Stading     /s/ William J. Atherton

                              Secretary                 President



TCR 4901

                       This page left intentionally blank.

                   TABLE OF MAXIMUM ANNUAL TERM COVERAGE RIDER
                             COST OF INSURANCE RATES


   ATTAINED
      AGE               MALE RATES              FEMALE RATES                UNISEX RATES
-------------------------------------------------------------------------------------------------

      18                    2.22                    1.22                         2.02
      19                    2.32                    1.27                         2.11
      20                    2.37                    1.31                         2.17
      21                    2.38                    1.33                         2.18
      22                    2.36                    1.36                         2.16
      23                    2.32                    1.38                         2.13
      24                    2.27                    1.42                         2.11
      25                    2.21                    1.45                         2.06
      26                    2.16                    1.48                         2.03
      27                    2.13                    1.52                         2.01
      28                    2.12                    1.57                         2.01
      29                    2.13                    1.62                         2.03
      30                    2.16                    1.68                         2.06
      31                    2.22                    1.75                         2.12
      32                    2.28                    1.81                         2.18
      33                    2.38                    1.87                         2.28
      34                    2.50                    1.97                         2.38
      35                    2.63                    2.06                         2.52
      36                    2.80                    2.20                         2.67
      37                    3.00                    2.36                         2.87
      38                    3.22                    2.55                         3.08
      39                    3.48                    2.77                         3.35
      40                    3.77                    3.02                         3.62
      41                    4.11                    3.30                         3.95
      42                    4.45                    3.58                         4.27
      43                    4.83                    3.86                         4.65
      44                    5.23                    4.15                         5.01
      45                    5.68                    4.45                         5.43
      46                    6.15                    4.75                         5.87
      47                    6.65                    5.06                         6.33
      48                    7.17                    5.41                         6.81
      49                    7.76                    5.78                         7.36
      50                    8.38                    6.20                         7.95
      51                    9.12                    6.63                         8.62
      52                    9.95                    7.12                         9.37
      53                   10.88                    7.68                        10.23
      54                   11.95                    8.26                        11.20
      55                   13.08                    8.86                        12.22
      56                   14.32                    9.46                        13.33
      57                   15.61                   10.03                        14.47
      58                   16.98                   10.58                        15.67
      59                   18.46                   11.17                        16.96

                                  (continued)

TCR 4901

                   TABLE OF MAXIMUM ANNUAL TERM COVERAGE RIDER
                             COST OF INSURANCE RATES
                                   (continued)


   ATTAINED
      AGE               MALE RATES              FEMALE RATES                UNISEX RATES
-------------------------------------------------------------------------------------------------

      60                   20.10                   11.83                        18.40
      61                   21.92                   12.66                        20.00
      62                   23.98                   13.70                        21.83
      63                   26.32                   15.02                        23.95
      64                   28.92                   16.56                        26.31
      65                   31.77                   18.23                        28.88
      66                   34.81                   20.00                        31.61
      67                   38.05                   21.78                        34.51
      68                   41.48                   23.55                        37.53
      69                   45.21                   25.45                        40.82
      70                   49.38                   27.63                        44.48
      71                   54.12                   30.28                        48.68
      72                   59.56                   33.58                        53.55
      73                   65.80                   37.63                        59.16
      74                   72.73                   42.41                        65.46
      75                   80.23                   47.80                        72.30
      76                   88.16                   53.71                        79.56
      77                   96.40                   60.05                        87.12
      78                  104.87                   66.81                        94.93
      79                  113.81                   74.18                       103.21
      80                  123.55                   82.48                       112.28
      81                  134.35                   92.00                       122.42
      82                  146.56                  103.00                       133.97
      83                  160.32                  115.66                       147.06
      84                  175.31                  129.76                       161.37
      85                  191.18                  145.12                       176.72
      86                  207.61                  161.61                       192.71
      87                  224.43                  179.15                       209.36
      88                  241.58                  197.72                       226.55
      89                  259.11                  217.42                       244.42
      90                  277.21                  238.43                       263.16
      91                  296.22                  261.08                       283.13
      92                  316.81                  286.01                       305.16
      93                  340.13                  314.38                       330.05
      94                  369.87                  349.13                       361.70
      95                  412.45                  396.65                       406.11
      96                  480.68                  469.67                       476.21
      97                  600.25                  593.71                       597.11
      98                  822.47                  819.81                       821.72
      99                 1000.00                 1000.00                      1000.00




TCR 4901

                                 [AMERITAS VARIABLE LIFE INSURANCE COMPANY LOGO]




                         WAIVER OF MONTHLY DEDUCTIONS ON
                                   DISABILITY

BENEFITS

While the Insured is totally disabled, the monthly deduction will not be deducted from the accumulation value. During this time, the policy and any rider(s) will continue to be in force.

Monthly deductions falling due before we approve a claim for benefits will continue to be deducted from the accumulation value. However, after total disability has continued for six (6) consecutive months and we approve the claim, any disability benefit which otherwise could have been paid under the provisions of this rider will be credited to the accumulation value.

If total disability begins after the grace period, no benefit under this rider will be paid.

CONSIDERATION

This rider is issued in return for the application and payment of its cost of insurance. A copy of the application is attached to the policy. The cost of insurance for this rider is deducted from the accumulation value at the same time and in the same manner as the cost of insurance for the policy.

COST OF INSURANCE

The calculation of the monthly cost of insurance for this rider is described in the attached table.

DEFINITIONS

DISABILITY BENEFIT: For purposes of this rider, the disability benefit refers to the monthly deduction on each monthly activity date for the base policy and any riders and is equal to:

1.   the current cost of insurance for the base policy and any riders;

2.   the expense charges; and

3.   the charges for specified amount increases, if any.

TOTAL DISABILITY: Total disability must begin after the effective date and before the expiration date of this rider. It must result from bodily injury which occurs or sickness which first manifests itself while this rider is in force.

Total Disability means:

1.   Total loss of the sight of both eyes. This loss must be irrecoverable; or

2. Total loss of the use of both hands, both feet, or one hand and one foot. This loss must be irrecoverable; or



WDIS 4901

3. The incapacity of the Insured to engage in any substantial duties of his or her occupation for at least six consecutive months. (Substantial duties includes managerial or supervisory functions.)

       During the first 24 months of total disability, occupation means the usual work, employment, business or profession in which the Insured was engaged immediately before the date of disability. This includes attendance at school or college as a full-time student. After 24 months of total disability, an Insured who is engaged in any occupation for remuneration or profit will not be considered totally disabled.

EFFECTIVE DATE: The effective date of coverage under this rider shall be as follows:

1. The policy date shall be the effective date for all coverage provided in the original application.

2. For any rider issued after the policy date, the effective date shall be the date shown on a supplement to the schedule pages of the policy.

3. For any insurance that has been reinstated, the effective date shall be the monthly activity date on or next following the date we approve the reinstatement.

EXPIRATION DATE: This date is also shown in the schedule pages of the policy. It is the date on which this rider is no longer effective.

GENERAL PROVISIONS

NOTICE OF DISABILITY: To receive this benefit, written notice of claim must be received at the Home Office. It must be received: (a) while the Insured is living; (b) while the Insured is totally disabled; and (c) not later than 9 months after the Insured has become totally disabled.

If such notice is not furnished in the required time limit, the claim will not be accepted. But a late claim will be accepted if it can be shown that it was not reasonably possible to meet the requirements and that notice was given as soon as was reasonably possible. In no event, however, will the Insured receive any benefit under this rider for a period beyond one year before the date on which notice was received.

PROOF OF TOTAL DISABILITY: The disability benefit will commence once we receive satisfactory written proof that the Insured is totally disabled. Proof must be presented at the Home Office: (a) while the Insured is living; (b) before total disability has ended or been interrupted; and (c) within 12 months after we receive the notice of total disability. Forms approved by us must be used.

Similar proof that the total disability is continuing may be required at reasonable intervals. After the Insured has been totally disabled for 2 years, we will only require proof once per year. If the Insured fails to furnish such proof, the disability benefit will cease.

DURATION OF BENEFITS: We will begin to provide the disability benefit in the policy month following the date disability began. However, we will not provide the disability benefit for a period of more than 12 months before we receive written notice of disability unless it is shown that notice was given as soon as reasonably possible.



WDIS 4901

We will continue to provide the disability benefit while the Insured is totally disabled until the rider anniversary following the Insured's 100th birthday. However, if disability begins on or after the rider anniversary following the Insured's 60th birthday, we will only provide the disability benefit:

1.   Until the rider anniversary following the Insured's 65th birthday, or

2.   For two years, if later.

INCONTESTABILITY: While the Insured is alive, the validity of this rider cannot be contested after it has been in force for a period of 2 years from the effective date of this rider.

REINSTATEMENT: Coverage under this rider may be reinstated with the policy subject to the policy reinstatement provision. Reinstatement must occur before the expiration date of this rider. Such reinstatement may occur any time before the policy anniversary nearest the Insured's 65th birthday. The requirements for reinstatement are:

1.   Receipt of satisfactory evidence of insurability.

2. Payment of the minimum cost of insurance sufficient to keep this rider in force for 3 months.

EXCLUSIONS: The Insured will not be eligible for the disability benefit if the total disability on which the claim is based results from:

1. Self-inflicted bodily injury while sane or insane, other than accidental injury; or

2. War or any act of war, whether declared or not, regardless of whether the Insured is in the military, naval or air service.

TERMINATION OF RIDER: This rider will automatically terminate on the earliest of these conditions:

1.   On the expiration date of this rider;

2. On the monthly activity date on or next following the date we receive your written request;

3.   On surrender of the rider to us; or

4.   On termination of the policy.

TERM RIDERS: If a renewable and convertible term rider is attached to the policy during a benefit period, the cost of insurance for that rider will be waived until the expiration date. If the Owner elects to convert that term rider, no benefits will be paid under this rider on the conversion policy.

CHANGE OF POLICY: Once the disability benefit commences, you cannot change the specified amount of insurance (except for any increase(s) which result from exercising options under any Guaranteed Insurability Rider), the death benefit option, or change the policy to another form of insurance.


WDIS 4901

NONPARTICIPATING:  This rider is nonparticipating.

COST OF INSURANCE DEDUCTIONS AFTER TERMINATION OF THIS RIDER: If, after this rider has terminated, we make a deduction from the accumulation value for the cost of insurance for this rider, our only obligation to you under this rider will be to return the cost of insurance deduction. No coverage is available after the termination date of this rider.

INCORPORATION OF POLICY PROVISIONS INTO RIDER: The provisions of the policy are hereby referred to and made a part of this rider. If the policy has been issued on a gender-neutral basis, this rider is also considered to be issued on a gender-neutral basis.



                    AMERITAS VARIABLE LIFE INSURANCE COMPANY





                     /s/ Donald R. Stading        /s/ William J. Atherton
                     Secretary                    President



WDIS 4901

                             COST OF INSURANCE TABLE

On each monthly activity date, the monthly cost of insurance for this rider is equal to the product of A times B where:

A is a factor based on the attained age and gender of the Insured and is shown in the table below. (Note: If this rider is issued with a special rating, this factor will be increased based on that rating. Any special rating will be shown in the schedule pages of the policy).

B is the monthly deduction for the policy, including any table ratings and any riders attached to the policy except for this rider.


  ISSUE      MALE         FEMALE           UNISEX        ISSUE      MALE           FEMALE         UNISEX
   AGE       RATES         RATES            RATES         AGE       RATES           RATES          RATES
----------------------------------------------------------------------------------------------------------

   18       0.0434        0.0554           0.0458         42       0.0708          0.0691         0.0705
   19       0.0422        0.0543           0.0446         43       0.0735          0.0716         0.0731
   20       0.0413        0.0530           0.0436         44       0.0765          0.0742         0.0760
   21       0.0403        0.0516           0.0426         45       0.0794          0.0770         0.0789
   22       0.0419        0.0526           0.0440         46       0.0825          0.0801         0.0820
   23       0.0427        0.0528           0.0447         47       0.0866          0.0838         0.0860
   24       0.0437        0.0523           0.0454         48       0.0915          0.0881         0.0908
   25       0.0448        0.0525           0.0463         49       0.0974          0.0935         0.0966
   26       0.0458        0.0521           0.0471         50       0.1054          0.1000         0.1043
   27       0.0466        0.0521           0.0477         51       0.1148          0.1082         0.1135
   28       0.0475        0.0518           0.0484         52       0.1266          0.1187         0.1250
   29       0.0481        0.0517           0.0488         53       0.1405          0.1305         0.1385
   30       0.0487        0.0514           0.0492         54       0.1579          0.1465         0.1556
   31       0.0489        0.0513           0.0494         55       0.1778          0.1649         0.1752
   32       0.0492        0.0512           0.0496         56       0.2034          0.1896         0.2006
   33       0.0492        0.0512           0.0496         57       0.2234          0.2106         0.2208
   34       0.0492        0.0506           0.0495         58       0.2460          0.2362         0.2440
   35       0.0492        0.0509           0.0495         59       0.2684          0.2633         0.2674
   36       0.0507        0.0524           0.0510         60       0.2684          0.2633         0.2674
   37       0.0562        0.0573           0.0564         61       0.2684          0.2633         0.2674
   38       0.0593        0.0600           0.0594         62       0.2684          0.2633         0.2674
   39       0.0624        0.0627           0.0625         63       0.2684          0.2633         0.2674
   40       0.0655        0.0652           0.0654         64       0.2684          0.2633         0.2674
   41       0.0679        0.0670           0.0677
----------------------------------------------------------------------------------------------------------


WDIS 4901

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